UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 29, 2014
RAYTHEON COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-13699 (Commission File Number)	95-1778500 (IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451
(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000
(Registrant’s telephone number, including area code)

________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of May 29, 2014, Raytheon Company Amended and Restated By-Laws, as amended (the “By-Laws”), were further amended (the “By-Law Amendment”) to permit any action that could be taken by shareholders at an annual or special meeting of shareholders to be effected by written consent, subject to the provisions of the Raytheon Company Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and the By-Laws. The By-Law Amendment became effective upon shareholder approval at the annual meeting of shareholders of Raytheon Company (the “Company”) on May 29, 2014 of a corresponding amendment to the Certificate of Incorporation set forth in the Company’s 2014 definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2014 (the “Certificate of Incorporation Amendment”). The By-Law Amendment contains certain procedural requirements relating to written consent actions in addition to those contained in the Certificate of Incorporation Amendment, including that a request for a record date contain substantially the same information as that required for shareholders who seek to call a special meeting as set forth in Section 2.2 of the By-Laws. The By-Law Amendment also requires written requests to be dated and delivered to the Company within 60 days of the earliest written request and provides for the appointment of inspectors to determine and certify compliance with the requirements of the Certificate of Incorporation Amendment and the By-Law Amendment. A copy of the Company’s By-Laws, as amended by the By-Law Amendment, is filed as Exhibit 3.1 hereto and this description is qualified in its entirety by reference to the full text of such By-Laws.
Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on May 29, 2014. Set forth below are the final voting results for each of the matters submitted to a vote of the shareholders. For more information about the proposals set forth below, please see the Company’s 2014 definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2014.

1.	The Company’s shareholders elected, by a majority of the votes cast, each of the ten nominees to the Board of Directors as follows:

Director	For	Against	Abstain	Broker Non-Votes
James E. Cartwright	240,953,560	1,810,914	1,741,327	29,680,705
Vernon E. Clark	241,287,158	1,473,598	1,745,045	29,680,705
Stephen J. Hadley	241,219,764	1,475,818	1,810,219	29,680,705
Thomas A. Kennedy	240,592,914	2,441,232	1,471,655	29,680,705
George R. Oliver	241,325,455	1,282,951	1,897,395	29,680,705
Michael C. Ruettgers	238,915,564	3,668,115	1,922,122	29,680,705
Ronald L. Skates	238,775,806	3,828,142	1,901,853	29,680,705
William R. Spivey	238,669,573	3,986,344	1,849,884	29,680,705
Linda G. Stuntz	185,784,092	56,986,630	1,735,079	29,680,705
William H. Swanson	238,649,465	4,456,784	1,399,552	29,680,705

2.	The Company’s shareholders voted on the advisory vote on executive compensation as follows:

For	Against	Abstain	Broker Non-Votes
232,619,511	9,769,675	2,116,615	29,680,705

3.
The Company’s shareholders voted on the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year beginning January 1, 2014 as follows:

For	Against	Abstain
269,689,727	3,140,231	1,356,548

4.	The Company’s shareholders voted on the Certificate of Incorporation Amendment to the Certificate of Incorporation to authorize shareholder action by written consent as follows:

For	Against	Abstain	Broker Non-Votes
239,517,413	3,210,769	1,777,619	29,680,705

5.	The Company’s shareholders voted on a shareholder proposal regarding political expenditures as follows:

For	Against	Abstain	Broker Non-Votes
66,816,210	128,413,446	49,276,145	29,680,705

6.	The Company’s shareholders voted on a shareholder proposal regarding lobbying activities as follows:

For	Against	Abstain	Broker Non-Votes
67,516,715	135,493,047	41,496,039	29,680,705

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1	Raytheon Company Amended and Restated By-Laws, as amended as of May 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON COMPANY

Date:	June 4, 2014	By:__/s/ Jay B. Stephens______________
Jay B. Stephens
Senior Vice President, General Counsel and Secretary